Exhibit 99.1

OptimizeRx Provides an Update on the Timing of Earnings Call and Reaffirms Prior Revenue and

Adjusted EBITDA Estimates for FY2023

WALTHAM, Mass. – March 11, 2024 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), the leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professional (HCPs) and patients, today provided an update on the anticipated timeline for its financial reporting and reaffirms prior revenue and adjusted EBITDA estimates for FY2023.

The Company is working to complete its year end close and audit processes by the filing deadline for non-accelerated, smaller reporting companies. As part of that work, the Company is finalizing its financial results and year end audit that includes its October 2023 acquisition of Healthy Offers, Inc. (dba Medicx Health), the November 2023 operational realignment to focus on core business lines, and performing further remediation of the previously disclosed material weakness related to the testing and validation of internal processes tied to certain third-party vendors more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Company plans to hold a conference call on Thursday, March 28, 2024 to discuss its results for the fourth quarter and full-year periods ended December 31, 2023.

During the audit of Medicx Health, it was determined that certain revenue streams for messages executed through Medicx Health’s channel partners, historically recognized on a gross basis, will now be recognized on a net basis. Consequently, the Company is updating its revenue guidance for this change and now anticipates revenue to be at least $100 million for 2024 as a result of this gross-to-net accounting treatment. Importantly, the Company’s adjusted EBITDA guidance remains unchanged, at greater than $11 million for 2024.

Based on its preliminary, unaudited review, OptimizeRx estimates FY2023 revenue to exceed the range of $68-$70 million and adjusted EBITDA to be in the range of $3-$4 million, which is consistent with the Company’s previously announced guidance.

The estimated revenue and adjusted EBITDA for FY2023 are preliminary and unaudited and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited revenue results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of revenue and/or adjusted EBITDA set forth in this press release.

OptimizeRx reaffirms its commitment to maintaining open communication with investors, analysts, and other stakeholders and looks forward to talking with the investment community at upcoming conferences and during the forthcoming earnings call.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 2 million U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, as well as mass digital communication channels, OptimizeRx helps life sciences organizations engage and support their customers.

For more information, follow the Company on X, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s anticipated timeline for the Company’s financial reporting and expected financial results for 2023 and 2024. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Company and its auditor’s ability to complete the audit on a timely basis and, in completing the audit, the possibility of management identifying items that would require adjustments to the preliminary unaudited revenue and adjusted EBITDA results described in this press release, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact
Dilma Bennett, Media Relations Manager
dbennett@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

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